Sanders Morris Harris Group Reports Third Quarter Net of $0.07 Per Share Versus $0.01 Loss in `06 Quarter

HOUSTON, November 7, 2007 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG), a financial services holding company, today announced third quarter earnings of $1.8 million or $0.07 per diluted share, compared to a loss of $298,000 or $0.01 per diluted share during the prior year quarter. Revenue during the 2007 quarter was $46.2 million versus $41.3 million during the third quarter of 2006.

The core Asset/Wealth Management Division had third quarter earnings of $6.7 million pretax, a 159% gain over the year-earlier period. The division, which manages approximately $16 billion for individual and institutional clients, accounted for 74% of Sanders Morris Harris Group’s pretax earnings (before allocation of corporate support) in the period.

“The summertime upheaval in the credit market, which sharply widened the spreads over treasuries of certain less-than-investment grade bonds held primarily in our newly established high-yield hedge fund, created losses in our investment portfolio of approximately $1.7 million or $0.07 after tax per share,” said Ben T. Morris, Chief Executive Officer. “Our high-yield division has generated consistently superior results over the past years, and we would expect it to do so in the future. In our Capital Markets division, the investment bank and institutional equity department were quite profitable, although both earned less than a year ago. Our prime brokerage division again showed healthy gains.”

The Company has tangible net assets of just under $131 million or $5.24 per share.

Earnings for the first nine months of 2007 were $5.7 million, or $0.23 per diluted share, compared to $760,000, or $0.04 per diluted share during the first three quarters of 2006. Revenue totaled $137.8 million during the first nine months of 2007, compared to $125.7 million during the same period in 2006.

Conference Call

The Company will host a conference call on Wednesday, November 7th to discuss third quarter 2007 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (877) 748-8103 or international dial-in number (706) 634-7604 and enter pass code 23073950. It is recommended that listeners phone-in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 30 days by dialing (800) 642-1687 (U.S.) or (706) 645-9291 (International) and entering the pass code 23073950.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a financial services holding company headquartered in Houston that manages approximately $16 billion in client assets. The subsidiaries and affiliates of Sanders Morris Harris Group deliver superior wealth advisory, asset management, and capital markets services to individual and institutional investors and middle-market companies. Its operating entities are Dickenson Group, Edelman Financial Center, Salient Partners, Salient Trust Co. LTA, SMH Capital, SMH Capital Advisors, Select Sports Group, and The Rikoon Group. Sanders Morris Harris Group has over 610 employees in 21 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking statements under federal securities laws, including statements regarding Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, many of which are beyond the Company’s control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

* * *

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$46,150	$41,260	$137,830	$125,703
Expenses	39,350	37,695	122,122	111,826

Net	6,800	3,565	15,708	13,877
Equity in income (loss) of limited partnerships	711	(1,671)	4,298	902
Minority interests	(4,586)	(586)	(10,946)	(3,618)

Income from continuing operations before income taxes	2,925	1,308	9,060	11,161
Provision for income taxes	(1,082)	(521)	(3,371)	(4,421)

Income from continuing operations	1,843	787	5,689	6,740

Loss from discontinued operations, net of tax	—	(1,085)	—	(5,980)

Net income (loss)	$1,843	$(298)	$5,689	$760

Basic earnings (loss) per share:
From continuing operations	$0.07	$0.04	$0.23	$0.35
From discontinued operations	—	(0.06)	—	(0.31)

Net earnings (loss)	$0.07	$(0.02)	$0.23	$0.04

Diluted earnings (loss) per share:
From continuing operations	$0.07	$0.04	$0.23	$0.34
From discontinued operations	—	(0.05)	—	(0.30)

Net earnings (loss)	$0.07	$(0.01)	$0.23	$0.04

Weighted average shares outstanding:
Basic	24,801	19,561	24,715	19,225
Diluted	25,095	19,994	25,038	19,688

Balance sheet data:
Cash and cash equivalents	$38,973	$19,530
Other tangible net assets	92,022	112,264

Tangible net assets	$130,995	$131,794

Shareholders’ equity	$225,955	$216,567

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Asset/Wealth Management	$26,878	$19,383	$76,583	$57,637
Capital Markets:
Investment banking	5,994	8,635	19,798	23,975
Institutional brokerage	3,936	5,027	12,301	17,287
Prime brokerage services	8,701	9,035	26,372	25,203

Capital Markets Total	18,631	22,697	58,471	66,465
Corporate Support	641	(820)	2,776	1,601

Total	$46,150	$41,260	$137,830	$125,703

Income (loss) from continuing operations before equity in income (loss) of limited partnerships, minority interests, and income taxes:
Asset/Wealth Management	$8,414	$4,885	$21,619	$11,437
Capital Markets:
Investment banking	1,327	3,018	4,532	8,565
Institutional brokerage	306	689	1,117	2,441
Prime brokerage services	739	268	2,748	1,388

Capital Markets Total	2,372	3,975	8,397	12,394
Corporate Support	(3,986)	(5,295)	(14,308)	(9,954)

Total	$6,800	$3,565	$15,708	$13,877

Equity in income (loss) of limited partnerships:
Asset/Wealth Management	$2,827	$(1,727)	$6,146	$395
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support	(2,116)	56	(1,848)	507

Total	$711	$(1,671)	$4,298	$902

Minority interests in net income of consolidated companies:
Asset/Wealth Management	$(4,586)	$(586)	$(10,946)	$(3,618)
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support	—	—	—	—

Total	$(4,586)	$(586)	$(10,946)	$(3,618)

Income (loss) from continuing operations before income taxes:
Asset/Wealth Management	$6,655	$2,572	$16,819	$8,214
Capital Markets:
Investment banking	1,327	3,018	4,532	8,565
Institutional brokerage	306	689	1,117	2,441
Prime brokerage services	739	268	2,748	1,388

Capital Markets Total	2,372	3,975	8,397	12,394
Corporate Support	(6,102)	(5,239)	(16,156)	(9,447)

Total	$2,925	$1,308	$9,060	$11,161